EIGHTH AMENDMENT TO STANDARD LEASE AGREEMENT (OFFICE)
AND
PARTIAL TERMINATION OF LEASE

This Eighth Amendment to Standard Lease Agreement (Office) and Partial Termination of Lease (this "**Agreement**") is made this 23 day of June, 2016, by and between **CARLSEN INVESTMENTS, LLC**, a California limited liability company ("**Landlord**") and **EHEALTH INSURANCE SERVICES, INC.,** a Delaware corporation ("**Tenant**").

R E C I T A L S:

WHEREAS, Tenant and Landlord's predecessor in interest entered into that certain Lease and Acknowledgment to Standard Lease Agreement dated June 10, 2004 ("**Original Lease**") for the premises located at 11919 Foundation Place, Gold River, California as more particularly described in the Lease ("**Premises**"). The Original Lease as amended is hereinafter referred to as the "**Lease**". Landlord's predecessor in interest assigned its interest in the Lease to Landlord.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Partial Termination of Lease. Provided the contingency set forth in this Section 1, below, is satisfied, the parties agree to terminate the Lease with respect only to the portion of the Premises commonly referred to as Suite 290 and depicted on Exhibit "A" attached hereto ("**Suite 290**") prior to the originally scheduled expiration and in strict compliance with the terms of this Agreement ("**Partial Termination**"). This Agreement and the Partial Termination are contingent upon Landlord and Health Net, Inc. (or its assignee) successfully executing a lease that includes Suite 290 ("**Contingent Lease**").

2. Partial Termination Date. Subject to the terms and provisions of this Agreement, the Lease and all of the rights and obligations of Landlord and Tenant under the Lease with respect to Suite 290 shall terminate and Suite 290 shall no longer be considered part of the Premises effective upon the later of the date of the full execution of this Agreement and the date of the full execution of the Contingent Lease (the "**Partial Termination Date**"). The Lease of Suite 290 shall remain in full force and effect until and unless the Partial Termination Date occurs and this Agreement shall not release the parties of liability for obligations or causes of action that accrue or accrued under the Lease relating to Suite 290 prior to the Partial Termination Date. After the Partial Termination Date, The Lease shall remain in full force and effect with respect the remaining portion of the Premises. Tenant shall be required to pay all Rent due (on a pro-rated basis) under the Lease relating to Suite 290 until the Partial Termination Date and Landlord specifically reserves its right to pursue the Tenant for all Rent due under the Lease for Suite 290 that is delinquent as of the date of this Agreement and such right of Landlord shall survive the Partial Termination of the Lease.

3. Partial Termination Fee. As consideration for the Partial Termination, Tenant shall pay Landlord a partial termination fee equal to Ten Thousand Seven Hundred Five and no/100 Dollars ($10,705.00) ("**Partial Termination Fee**") upon the full execution of both this Agreement and the Contingent Lease. For the avoidance of doubt, if this Agreement and the

Contingent Lease are not both fully executed on or before July 15, 2016 (unless extended by mutual agreement) the Partial Termination shall not take effect, Suite 290 shall remain part of the Premises and subject to the Lease, and no Partial Termination Fee or other compensation shall be owed.

4. Lease and Remaining Premises. Following the Partial Termination: (i) the square feet in the remaining portion of the Premises shall be reduced by 5,434 square feet from 50,172 square feet to 44,738 square feet; (ii) the Base Rent shall continue to be calculated in accordance with the Lease by multiplying the applicable Monthly Base Rent Per Square Foot by the square feet in the remaining portion of the Premises according to the schedule below; (iii) Tenant's Proportionate Share shall be 70.79% (44,738 / 63,206); and (iv) the number of parking spaces available to Tenant at the Premises site shall be reduced by 22 spaces. The Monthly Base Rent of the Premises after the Partial Termination shall be:

Partial Termination Date to 12/31/2016	$1.97/PSF	$88,133.06
01/01/2017 to 12/31/2017	$2.02/PSF	$90,370.76
01/01/2018 to 12/31/2018	$2.07/PSF	$92,607.66

5. Vacation of the Suite 290. Landlord understands that Tenant has not occupied Suite 290, but if Tenant is occupying Suite 290, Tenant shall vacate Suite 290 in strict accordance with the terms of the Lease and this Agreement on or before the Partial Termination Date and Tenant shall be liable to Landlord for all damages incurred by Landlord for Tenant's failure to timely vacate Suite 290 in the manner required.

6. No Return of Security Deposit. No return of any security deposit held under the Lease shall occur as a result of the Partial Termination or this Agreement.

7. Miscellaneous.

7.1 If there is any legal action, arbitration or proceeding between the parties hereto arising from or based on this Agreement or the interpretation or enforcement of any provision hereof, then the non-prevailing party to such action, arbitration or proceeding (including without limitation any bankruptcy proceeding) shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action, arbitration or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, arbitration, proceeding or appeal, then such costs, expenses and reasonable attorneys' fees shall be included in and as a part of such judgment. For purposes hereof, the "**prevailing party**" shall be that party which recovers substantially the relief sought by said party, whether by judgment, settlement, dismissal or otherwise, in connection with any such action, proceeding or arbitration.

7.2 This Agreement shall be binding upon execution by the parties and shall inure to the benefit of the parties and their successors and assigns. Tenant represents that it has the right, power and authority to execute this Agreement and to make this Partial Termination of Lease, to surrender all right, title and interest of Tenant under the Lease to Suite 290 as of the Partial Termination Date and to discharge Tenant of all obligations and duties thereunder as of the Partial Termination Date.

7.3 Tenant has been given a reasonable opportunity to consult with independent legal counsel and executes this Agreement with the advice and consent of such counsel. No court of law or equity shall construe any part or portion of this Agreement as against any of the parties hereto by virtue of the identity of the drafters.

7.4 This Agreement and all rights and obligations arising out of it shall be construed under the laws of the State of California. Landlord and Tenant hereby consent and agree to the jurisdiction of the state Court sitting in the County of Sacramento, State of California, and waive any objection based on venue or forum non convenes with respect to any action or enforcement proceeding relating to this Agreement, and further agree that any dispute concerning the relationship between Landlord and Tenant shall be heard only in the Court described above.

7.5 Tenant agrees to execute and deliver any and all additional papers, documents, instruments, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of Tenant's obligations under this Agreement, and to carry out the intent of the parties to this Agreement.

7.6 Time is of the essence of each of the terms and conditions herein.

7.7 This Agreement may be executed in counterparts, and such counterparts shall constitute but one original of the Agreement. A facsimile or electronically transmitted signature on this Agreement shall be binding as an original.

7.8 ***Landlord and Tenant each hereby waive any obligation under the Lease or applicable law requiring any advance written notice of termination.***

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed on the day and year first above written.

LANDLORD:

CARLSEN INVESTMENTS, LLC,
a California limited liability company

By: ______________________
James R. Carlsen
Managing Member

TENANT:

EHEALTH INSURANCE SERVICES, INC.,
a Delaware corporation

By: ______________________
Name: Stuart Huizinga
Its: Chief Financial Officer

EXHIBIT "A"
TERMINATED SPACE

11919 Foundation Place
Suite 290
± 5,434 R.S.F.

EXHIBIT A



±25'-0"
±16'-4"
±54'-6"
±12'-8"
±7'-6"
LARGE CONFERENCE
207
±16'-0"
SMALL CONFERENCE
208
±16'-4"x11'-11"
±11'-11"
COPY/FAX
206
OPEN OFFICE
204
±25'-6"x12'-4"
±12'-4"
±27'-8"
CLOSET
205
OPEN OFFICE
209
±54'-6"x44'-3"
±44'-3"
±8'-0"
TRAINING ROOM
203
5'-0"
align new wall with existing wall
±30'-0"
±6'-9"
±35'-0"
18"-20"d. counter @ 30"-34" a.f.f.
BREAK ROOM
202
±12'-8"x12'-8"
TELE/DATA
201
±12'-8"x7'-6"
relocate existing cabinets to training room
relocate existing cabinets to training room
NOT TO SCALE
REFERENCE NORTH
TRUE NORTH

Proposed Floor Plan

11919\290-2A.dwg

Revised June 23, 2014